Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 of Hutchison China MediTech Limited of our report dated August 21, 2015 relating to the consolidated financial statements of Nutrition Science Partners Limited, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong

February 11, 2016